Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation
On May 14, 2013, Brown Shoe Company, Inc. (the “Company”) entered into a stock purchase agreement to sell all of the outstanding stock of American Sporting Goods Corporation (“ASG”), comprised of the Avia and Nevados business (the “Sale”). The Company purchased ASG, comprised of Avia, Nevados, Ryka, AND 1 and other businesses, on February 27, 2011 and subsequently sold AND 1 during fiscal 2011. The results of AND 1 have been reflected as discontinued operations in the historical financial statements and therefore are not included in the unaudited pro forma financial statements. The Company retained and is operating the Ryka and other businesses. The aggregate purchase price for the stock purchase agreement and the provision of certain transition services was $74.0 million, subject to working capital adjustments, minus the pre-closing cash dividend declared by ASG and paid to another company, representing proceeds from ASG’s sale of inventory. The following unaudited pro forma condensed consolidated financial statements have been prepared to reflect the effect of the Sale as described in Item 1.01, Item 2.01, Item 2.02 and Item 2.06 of the Current Report on Form 8-K with which this Exhibit 99.2 is filed.

The following unaudited pro forma financial statements of the Company are presented to comply with Article 11 of Regulation S-X and follow guidelines of the Securities and Exchange Commission (“SEC”). The unaudited pro forma condensed consolidated statements of earnings for the fiscal years ended February 2, 2013 and January 28, 2012 are based on the Company’s historical consolidated statement of earnings, and gives effect to the Sale as if it had occurred on February 17, 2011, the day the Company acquired ASG. Due to the acquisition date of ASG on February 17, 2011, there were no adjustments necessary to the consolidated statement of earnings for the fiscal year ended January 29, 2011 and therefore, a pro forma condensed consolidated statement of earnings for this period is not included. The unaudited pro forma condensed consolidated balance sheet as of February 2, 2013 is based on the Company’s historical consolidated balance sheet as of that date, and gives effect to the Sale as if it had occurred on February 2, 2013.

The unaudited pro forma condensed consolidated financial statements presented below are based on the assumptions and adjustments set forth in the notes thereto. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma condensed consolidated financial statements were directly attributable to the Sale, are factually supportable, are based upon available information and assumptions that the Company considers to be reasonable, and have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Sale actually been consummated on the dates indicated and does not purport to be indicative of the financial condition as of any future date or results of operation for any future period.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended February 2, 2013 filed with the SEC on April 2, 2013.

Brown Shoe Company, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Earnings

		Pro Forma Adjustments
($ thousands, except per share amounts)	Previously Reported 2012	Adjustments for Business Sold (a)	Other Adjustments		Pro Forma 2012

Net sales	$2,598,065	$(77,549)	$–		$2,520,516
Cost of goods sold	1,587,706	(61,365)	–		1,526,341

Gross profit	1,010,359	(16,184)	–		994,175

Selling and administrative expenses	918,957	(22,310)	–		896,647
Restructuring and other special charges, net	24,018	(1,315)	–		22,703
Impairment of intangible assets	5,777	–	–		5,777

Operating earnings	61,607	7,441	–		69,048

Interest expense	(23,382)	–	1,958	(b)	(21,424)
Interest income	322	(385)	–		(63)

Earnings from continuing operations before income taxes	38,547	7,056	1,958		47,561

Income tax provision	(11,343)	(2,892)	(762)	(c)	(14,977)

Net earnings from continuing operations	27,204	4,164	1,196		32,564

Net loss attributable to noncontrolling interests	(287)	–	–		(287)

Net earnings from continuing operations attributable to Brown Shoe Company, Inc.	$27,491	$4,164	$1,196		$32,851

Basic earnings per common share from continuing operations attributable to Brown Shoe Company, Inc. shareholders	$0.64	$0.10	$0.03		$0.77

Diluted earnings per common share from continuing operations attributable to Brown Shoe Company, Inc. shareholders	$0.64	$0.09	$0.03		$0.76

Basic number of shares	40,659	40,659	40,659		40,659
Diluted number of shares	40,794	40,794	40,794		40,794

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Brown Shoe Company, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Earnings

		Pro Forma Adjustments
($ thousands, except per share amounts)	Previously Reported 2011	Adjustments for Business Sold (d)	Other Adjustments		Pro Forma 2011

Net sales	$2,582,824	$(98,087)	$–		$2,484,737
Cost of goods sold	1,586,184	(75,233)	–		1,510,951

Gross profit	996,640	(22,854)	–		973,786

Selling and administrative expenses	937,419	(21,164)	–		916,255
Restructuring and other special charges, net	23,671	(1,712)	–		21,959

Operating earnings	35,550	22	–		35,572

Interest expense	(26,141)	3	1,661	(b)	(24,477)
Loss on early extinguishment of debt	(1,003)	–	–		(1,003)
Interest income	644	(87)	180	(e)	737

Earnings (loss) from continuing operations before income taxes	9,050	(62)	1,841		10,829

Income tax provision	(326)	60	(716)	(c)	(982)

Net earnings (loss) from continuing operations	8,724	(2)	1,125		9,847

Net loss attributable to noncontrolling interests	(199)	–	–		(199)

Net earnings (loss) from continuing operations attributable to Brown Shoe Company, Inc.	$8,923	$(2)	$1,125		$10,046

Basic earnings (loss) per common share from continuing operations attributable to Brown Shoe Company, Inc. shareholders	$0.20	$–	$0.03		$0.23

Diluted earnings (loss) per common share from continuing operations attributable to Brown Shoe Company, Inc. shareholders	$0.20	$–	$0.03		$0.23

Basic number of shares	41,126	41,126	41,126		41,126
Diluted number of shares	41,668	41,668	41,668		41,668

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings

The unaudited pro forma condensed consolidated statement of earnings includes adjustments necessary to reflect the estimated effect of the Sale as if it had occurred on February 17, 2011, the day the Company purchased the sold business.

The previously reported 2012 and 2011 columns reflect the Company’s condensed consolidated statement of earnings for the years ended February 2, 2013 and January 28, 2012, respectively, as presented in the Company’s Annual Report on Form 10-K for the year ended February 2, 2013.

The unaudited pro forma condensed consolidated statement of earnings excludes the impact of the estimated loss on Sale of $11 to $13 million and the Company’s estimated costs to complete the transaction and estimated non-recurring costs resulting from the Sale of $3 to $4 million.

($ thousands)

(a)	Adjustments for business sold Represents the elimination of the operating results of the business sold for the year ended February 2, 2013.

(b)
Interst expense

Represents the estimated reduction in interest expense as if the Sale had occurred on February 17, 2011 and the proceeds of the Sale and the subsequent proceeds from the repayment of the promissory note were applied to the Company’s revolving credit agreement. The Company received $60,328 in cash and a promissory note for $11,969 payable six months from the date of Sale.

2012
Reduction in interest expense from cash proceeds, repayment of promisorry note and accrued interest	$1,958

2011
Reduction in interest expense from cash proceeds received on the date of Sale	$1,515
Reduction in interest expense from repayment of promissory note and accrued interest	146
Total reduction in interest expense	$1,661

(c)	Income tax provision Represents the tax impact of items (b) and (e) at the Company’s 38.9% effective tax rate for domestic subsidiaries.

(d)
Adjustment for business sold

The Company acquired ASG on February 17, 2011. The adjustments represent the elimination of the operating results of the business sold from that date through the Company's fiscal year end.

(e)	Interest income Represents interest income on the $11,969 promissory note, payable six months following the date of Sale at a 3% annual interest rate.

Brown Shoe Company, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet

		Pro Forma Adjustments
($ thousands)	Previously Reported February 2, 2013	Adjustments for Business Sold (a)	Other Adjustments		Pro Forma February 2, 2013

ASSETS

Cash and cash equivalents	$ 68,223	$ 60,328	$ (60,328	) (b)	$ 68,223
Receivables, net	125,683	(11,495)	–		114,188
Note receivable	–	11,969	–		11,969
Inventories, net	533,275	(27,446)	–		505,829
Prepaid expenses and other current assets	45,247	(20)	(5,661	) (c)	39,566
Total current assets	772,428	33,336	(65,989)		739,775

Property and equipment, net	146,089	(1,233)	–		144,856
Goodwill	39,604	(22,849)	–		16,755
Intangible assets, net	93,024	(27,275)	–		65,749
Other assets	120,114	(419)	9,756	(d)	129,451
Total assets	$ 1,171,259	$ (18,440)	$ (56,233)		$ 1,096,586

LIABILITIES AND EQUITY

Borrowings under revolving credit agreement	$ 105,000	$ –	$ (60,328	) (b)	$ 44,672
Trade accounts payable	222,742	(8,197)	–		214,545
Other accrued expenses	141,367	4,957)	4,554	(e)	150,878
Total current liabilities	469,109	(3,240)	(55,774)		410,095

Long-term debt	198,823	–	–		198,823
Deferred rent	33,711	–	–		33,711
Other liabilities	43,715	(8,141)	–		35,574
Total other liabilities	276,249	(8,141)	–		268,108

Total Brown Shoe Company, Inc. shareholders’ equity	425,129	(7,059)	(459	) (f)	417,611
Noncontrolling interests	772	–	–		772
Total equity	425,901	(7,059)	(459)		418,383
Total liabilities and equity	$ 1,171,259	$ (18,440)	$ (56,233)		$ 1,096,586

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

The unaudited pro forma condensed consolidated balance sheet includes adjustments necessary to reflect the estimated effect of the Sale as if it had occurred on February 2, 2013.

The previously reported 2012 amounts reflect the Company’s condensed consolidated balance sheet for the year ended February 2, 2013, presented in the Company’s Annual Report on Form 10-K for the year ended February 2, 2013.

($ thousands)

(a)
Adjustments for business sold

Reflects the Sale transaction, including the elimination of the assets and liabilities and the application of proceeds.  See the tables below for further detail of these amounts.

The assets and liabilities of the sold business were eliminated, as shown below:

Current assets	$41,553
Noncurrent assets	51,776
Current liabilities	(9,397)
Noncurrent liabilities	(8,141)
Net assets sold	$75,791

 The proceeds, related tax accruals and other costs were adjusted as follows:

Cash and cash equivalents(1)	$60,328
Note receivable(2)	11,969
Prepaid expenses and other current assets(3)	2,592
Other accrued expenses(4)	6,157
Shareholders’ equity(5)	(7,059)

(1)	Cash proceeds received on the date of Sale.
(2)	Promissory note received on the dale of Sale.
(3)	Income tax benefit on the estimated loss from Sale, calculated based on account balances as of February 2, 2013.
(4)	Other accrued expenses includes ongoing performance obligations related to the Sale contract.
(5)	Estimated loss on sale, net of tax, calculated based on account balances as of February 2, 2013. The actual loss on sale will be determined as of the Sale date and could be materially different than this estimate.

(b)	Cash Reflects the application of the cash proceeds of $60,328 to repay borrowings under the Company’s revolving credit agreement.

(c)	Prepaid expenses and other current assets Reflects the following adjustments to the Company's income tax balance:

Reclassification between current and deferred tax, reflecting the estimated current obligation due as a result of Sale related activities	$(9,756)
Tax benefit related to estimated employee related charges incurred on date of Sale	248
Reclassification of income tax balance to other accrued expenses	3,847
$(5,661)

(d)	Other Assets

Reflects the reclassification between current and deferred tax, reflecting future tax benefits received	$9,756

(e)	Other accrued expenses Reflects the following adjustments:

Estimated employee related costs incurred on the date of Sale	$707
Reclassification of income tax balance to other accrued expenses	3,847
$4,554

(f)	Total Brown Shoe Company, Inc. shareholders' equity Reflects the earnings impact of employee related costs incurred on the date of Sale of $459, which is net of a tax benefit of $248.